                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 July 23, 1998
          ____________________________________________________________
                Date of Report (Date of earliest event reported)


                         NANOPIERCE TECHNOLOGIES, INC.
          ____________________________________________________________
             (Exact name of Registrant as specified in its charter)



        Nevada                           33-19598-D                     84-0992908
----------------------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File Number)             (IRS Employer
     Of incorporation)                                              Identification Number)


                          370 17th Street, Suite 3290
                            Denver, Colorado  80202
          ____________________________________________________________
             (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
          ____________________________________________________________
              (Registrant's telephone number, including area code)


                             SUNLIGHT SYSTEMS, LTD.
                                 5222 S. Holly
                          Greenwood Village, CO  80111
          ____________________________________________________________
         (Former name or former address, if changed since last report)

ITEM 5  OTHER EVENTS

     On July 23, 1998 (the "Closing Date"), Nanopierce Technologies, Inc. (the "Registrant") completed an offering of up to 150,000 of its Series B Convertible Preferred Shares ("Series B Shares") and up to 700,000 of its Series C Convertible Preferred Shares ("Series C Shares") for an aggregate purchase price of $8,500,000 ($10/share) pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Subject to certain conditions, the Registrant can access staged amounts of the $8,500,000 over the next two (2) years, if, when and as required. If the Registrant draws down the entire financing, it will receive net proceeds of approximately $7,450,000.

     In connection with the sale of 50,000 Series B Shares on the Closing Date, the Registrant issued to the purchaser thereof (the "Purchaser") a warrant to purchase 50,000 shares of the Registrant's par value $0.0001 common stock ("Common Stock") at a price of $3.515625 per share (125% of the closing bid price on the Closing Date). The warrant expires on July 22, 2001.

     In connection with each additional sale of Series B Shares and Series C Shares, the Registrant must issue to the Purchaser a warrant to purchase the number of shares of Common Stock that is equal to the number of shares of preferred stock acquired in such sale. The strike price of such warrants will be equal to 125% of the closing bid price of the Common Stock on the date of sale, and each such warrant will be exercisable for three (3) years from the date of issuance.

     If the Registrant fails to sell at least 250,000 Series C Shares to the Purchaser before July 22, 2000 because certain conditions have not been met by the Registrant, it must issue to the Purchaser a warrant to purchase the number of shares of Common Stock that is equal to (a) 250,000 minus (b) the number of Series C Shares sold to the Purchaser. The strike price of such warrants will be equal to 100% of the closing bid price of the Common Stock on July 23, 1998, and such warrant will be exercisable for three (3) years from the date of issuance.

     As payment for their services, the Registrant's investment bankers received a warrant to purchase 70,000 shares of Common Stock at a price of $2.8125 per share. The warrant and the shares of Common Stock issuable upon exercise of the warrant are subject to certain registration rights. The warrant expires on July 22, 2003.

     The Series B Shares and the Series C Shares each have a par value of $0.0001 per share and a deemed value of $10.00 per share. Neither the Series B Shares nor the Series C Shares have any voting rights other than those expressly required by the laws of the State of Nevada.

     At any time after 20 days from the date of issuance, the Series B Shares may be converted into the number of shares of Common Stock that equals $10.00 per share tendered for conversion, plus accumulated and unpaid dividends thereon, divided by the lesser of either (i) 110% of the average of the closing bid prices per share of the Common Stock on the market on which the Common Stock is listed for trading for the five (5) trading days preceding the date of purchase of such Series B Shares or (ii) 80% of the average of the closing bid prices per share similarly determined for the five (5) trading days preceding the date such conversion is deemed to have been made.

     At any time after five (5) days from the date of issuance, the Series C Shares may be converted into the number of shares of Common Stock that equals $10.00 per share tendered for conversion, plus accumulated and unpaid dividends thereon, divided by 82.5% of the average of the closing bid prices per share of the Common Stock on the market on which the Common Stock is listed for trading for the five (5) trading days preceding the date such conversion is deemed to have been made.

     Pursuant to the Registration Rights Agreement executed in connection with the sale of the preferred shares, within 60 business days of July 23, 1998, the Registrant must file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock into which the Series B Shares and Series C Shares are convertible and for which the warrants issued to the Purchaser are exercisable.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     4.1 Articles of Amendment to Articles of Incorporation Regarding Preferences, Limitations and Relative Rights of Convertible Preferred Stock, Series B.

     4.2 Articles of Amendment to Articles of Incorporation Regarding Preferences, Limitations and Relative Rights of Convertible Preferred Stock, Series C.

     4.3 Securities Purchase Agreement between the Registrant and Mr. Y. L. Hirsch, dated July 23, 1998.

     4.4 Registration Rights Agreement between the Registrant and Mr. Y. L. Hirsch, dated July 23, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 7, 1998                      NANOPIERCE TECHNOLOGIES, INC.



                                           By /s/ Paul Metzinger
                                           ------------------------------
                                           Paul Metzinger,
                                           Executive Vice President